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                                                                       Exhibit 5

                         Automatic Data Processing, Inc.
                             Corporate Headquarters
                                One ADP Boulevard
                         Roseland, New Jersey 07068-0456

                                                                  March 24, 2000

Board of Directors
Automatic Data Processing, Inc.
One ADP Boulevard
Roseland, New Jersey 07068-0456

                   Re: Automatic Data Processing, Inc.
                       Registration Statement on Form S-8
                       ----------------------------------
Gentlemen:

         I have acted as counsel to Automatic Data Processing, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 14,791,133 shares of the Company's Common Stock, par value $0.10 per share (the "Shares"), pursuant to the Company's registration statement on Form S-8 which is to be filed with the Securities and Exchange Commission on March 24, 2000 (the "Registration Statement").

         In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that I have considered necessary and appropriate for this opinion and, based thereon, I advise you that, in my opinion:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

         2. The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

         3. The Shares have been duly authorized and, when issued in accordance with (a) the Cobra Administrative Services, Inc. 1998 Stock Option Plan (the "Plan") and the subsequent option holder agreements amending the Plan and (b) the Automatic Data Processing, Inc. 2000 Key Employees' Stock Option Plan, each referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.
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         I hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement, to its use as part of the Registration Statement, and to the use of my name in the Registration Statement.

                                          Very truly yours,


                                          /s/ James B. Benson
                                          -------------------
                                          James B. Benson
                                          General Counsel